Exhibit 99.1

Media Contact	October 29, 2018
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com

Encompass Health reports results for third quarter 2018
and updates full-year 2018 guidance
BIRMINGHAM, Ala. - Encompass Health Corp. (NYSE: EHC), a national leader in post-acute care, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the third quarter ended September 30, 2018.
“The third quarter was another strong quarter for Encompass Health,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “In addition to solid operating results, we continued to provide enhanced, coordinated post-acute care to patients, with our clinical collaboration rate increasing to 34.3%. We also continued to invest in growth opportunities in both business segments. Thus far in 2018, we've opened four new inpatient rehabilitation hospitals and added 16 net home health locations and 20 new hospice locations to our portfolio.”
Consolidated results

			Growth
	Q3 2018	Q3 2017	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,067.6	$981.6	$86.0	8.8%
Income from continuing operations attributable to Encompass Health per diluted share	0.89	0.67	0.22	32.8%
Adjusted earnings per share	0.91	0.66	0.25	37.9%
Cash flows provided by operating activities	198.5	174.9	23.6	13.5%
Adjusted EBITDA	224.3	204.6	19.7	9.6%
Adjusted free cash flow	143.4	123.2	20.2	16.4%
	Nine Months Ended September 30,
	2018	2017
Cash flows provided by operating activities	$584.0	$506.9	$77.1	15.2%
Adjusted free cash flow	424.8	377.2	47.6	12.6%
Revenue growth was driven by volume and pricing growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment. See the “Other Information” section of this release for discussion of the Company's adoption of a new accounting standard for revenue recognition.

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Exhibit 99.1

The increase in income from continuing operations attributable to Encompass Health per diluted share and adjusted earnings per share resulted primarily from increased revenue, a lower effective tax rate resulting from income tax reform, and property insurance recoveries related to the 2017 hurricanes.
Growth in cash flows provided by operating activities and adjusted free cash flow resulted primarily from revenue growth and favorable working capital changes.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q3 2018	Q3 2017	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$798.4	$758.2	$40.2	5.3%
Outpatient and other	27.2	25.3	1.9	7.5%
Total segment revenue	$825.6	$783.5	$42.1	5.4%

	(Actual Amounts)
Discharges	44,230	42,948	1,282	3.0%
Same-store discharge growth				2.0%
Net patient revenue per discharge	$18,051	$17,654	$397	2.2%

	(In Millions)
Adjusted EBITDA	$212.9	$200.3	$12.6	6.3%

•
Revenue - Revenue growth resulted from volume growth and an increase in net patient revenue per discharge. Discharge growth from new stores resulted from the Company's joint venture in Murrells Inlet, South Carolina (September 2018), as well as wholly owned hospitals in Pearland, Texas (October 2017), Shelby County, Alabama (April 2018), and Bluffton, South Carolina (June 2018 - formerly referred to as Hilton Head, South Carolina). Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates from all payors and patient mix within non-Medicare payors.

Other revenue in the third quarter of 2018 included $4.5 million of business interruption insurance recoveries related to the 2017 hurricanes.

•
Adjusted EBITDA - The increase in Adjusted EBITDA primarily resulted from revenue growth. Expense ratios in the third quarter of 2018 were impacted by the inclusion of $4.5 million of business interruption insurance recoveries related to the 2017 hurricanes. Expense ratios in the third quarter of 2017 were impacted by the inclusion of $2.5 million of hurricane-related expenses. After removing the impact of the hurricane-related items in both years, salaries and benefits as a percent of revenue were essentially flat as labor management and productivity gains were offset by group medical cost increases and the ramping up of new stores. Other operating expenses as a percent of net operating revenues increased primarily due to increases in contract services.

2

Home health and hospice segment results

			Growth
	Q3 2018	Q3 2017	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$209.2	$180.3	$28.9	16.0%
Hospice	32.8	17.8	15.0	84.3%
Total segment revenue	$242.0	$198.1	$43.9	22.2%

Home Health Metrics
(Actual Amounts)
Admissions	34,364	31,471	2,893	9.2%
Same-store admissions growth				3.8%
Episodes	61,765	53,757	8,008	14.9%
Same-store episode growth				6.9%
Revenue per episode	$2,995	$3,008	$(13)	(0.4)%

	(In Millions)
Adjusted EBITDA	$43.2	$34.8	$8.4	24.1%

•
Revenue - Revenue growth was driven by volume growth, including the impact of the Camellia Healthcare acquisition which closed on May 1, 2018. Revenue per episode decreased 0.4% as the impact of Medicare reimbursement rate cuts was partially offset by changes in patient mix.

Hospice revenue increased primarily due to acquisitions and same-store admissions growth of 21.1%.

•	Adjusted EBITDA - Growth in Adjusted EBITDA primarily resulted from revenue growth and operating leverage of support and overhead costs.
Corporate general and administrative expenses

	Q3 2018	% of Consolidated Revenue	Q3 2017	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$31.8	3.0%	$30.5	3.1%

•	General and administrative expenses decreased as a percent of consolidated revenue primarily due to operating leverage resulting from revenue growth.
During the third quarter of 2018, the Company invested $1.9 million in its rebranding and name change, all of which was included in general and administrative expenses. During the third quarter of 2017, the Company invested $1.5 million in its rebranding and name change.
“Growth in Adjusted EBITDA and favorable working capital flows have driven a 12.6% increase in adjusted free cash flow for the first nine months of 2018,” said Executive Vice President and Chief Financial Officer of Encompass Health Doug Coltharp. “Our strong and consistent free cash flow generation, together with the level and structure of our debt capital, positions us with great flexibility to capitalize on growth opportunities.”

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2018 guidance
Based on its results for the first nine months of 2018 and its current expectations for the remainder of 2018, the Company is increasing its full-year guidance ranges for 2018.

Full-Year 2018 Guidance Ranges
	Previous Guidance	Updated Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$4,200 to $4,275	$4,250 to $4,300
Adjusted EBITDA	$865 to $880	$880 to $890
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.45 to $3.58	$3.55 to $3.63
For additional considerations regarding the Company's 2018 guidance ranges, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, October 30, 2018 to discuss its results for the third quarter of 2018. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 8884687. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in post-acute care, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that spans 130 hospitals and 273 home health & hospice locations in 36 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective care across the post-acute continuum. Driven by a set of shared values, Encompass Health is the result of the union between HealthSouth Corporation and Encompass Home Health & Hospice, and is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “September 2018 Form 10‑Q”), when filed, as well as the Company's Current Report on Form 8-K filed on October 29, 2018 (the “Q3 Earnings Form 8‑K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its October 30, 2018 earnings call.

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During the first quarter of 2018, the Company adopted a new accounting standard (ASC 606 - Revenue from Contracts with Customers) which clarifies the standards for recognizing revenue. The impact to the Company's financial reporting was that amounts previously presented as provision for doubtful accounts became a component of net operating revenues. This had the effect of reducing net operating revenues but had no effect on Adjusted EBITDA and adjusted earnings per share. The Company retrospectively adopted the new standard during the first quarter of 2018, which means previously reported quarterly and full-year results for 2017 have been updated to reflect the requirements of the new standard. For additional information, see the supplemental information posted on the Company's website at                           http://investor.encompasshealth.com.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below, in the supplemental information, or in the Q3 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q3 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2018 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Interest expense and amortization of debt discounts and fees - estimate of $147 million to $157 million

•	Amortization of debt-related items - approximately $7 million
The Q3 Earnings Form 8-K and, when filed, the September 2018 Form 10-Q can be found on the Company's website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In Millions, Except per Share Data)
Net operating revenues	$1,067.6	$981.6	$3,181.3	$2,905.1
Operating expenses:
Salaries and benefits	592.3	542.1	1,740.7	1,600.0
Other operating expenses	142.9	136.2	433.5	393.3
Occupancy costs	19.6	18.6	57.7	54.8
Supplies	38.6	36.5	117.8	110.6
General and administrative expenses	49.9	39.7	165.9	128.6
Depreciation and amortization	51.2	46.2	146.8	137.2
Total operating expenses	894.5	819.3	2,662.4	2,424.5
Loss on early extinguishment of debt	—	0.3	—	10.7
Interest expense and amortization of debt discounts and fees	37.3	36.8	110.6	118.5
Other income	(1.7)	(1.0)	(2.9)	(2.9)
Equity in net income of nonconsolidated affiliates	(2.1)	(2.1)	(6.4)	(6.2)
Income from continuing operations before income tax expense	139.6	128.3	417.6	360.5
Provision for income tax expense	30.2	43.1	89.5	111.4
Income from continuing operations	109.4	85.2	328.1	249.1
Loss from discontinued operations, net of tax	(0.1)	(0.1)	(0.4)	(0.2)
Net income	109.3	85.1	327.7	248.9
Less: Net income attributable to noncontrolling interests	(20.7)	(19.2)	(63.5)	(53.2)
Net income attributable to Encompass Health	$88.6	$65.9	$264.2	$195.7

Weighted average common shares outstanding:
Basic	98.0	97.8	97.9	92.3
Diluted	100.0	99.0	99.7	99.1

Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.90	$0.67	$2.69	$2.11
Discontinued operations	—	—	—	—
Net income	$0.90	$0.67	$2.69	$2.11
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.89	$0.67	$2.65	$2.08
Discontinued operations	—	—	—	—
Net income	$0.89	$0.67	$2.65	$2.08

Cash dividends per common share	$0.27	$0.25	$0.77	$0.73

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$88.7	$66.0	$264.6	$195.9
Loss from discontinued operations, net of tax	(0.1)	(0.1)	(0.4)	(0.2)
Net income attributable to Encompass Health	$88.6	$65.9	$264.2	$195.7

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2018	December 31, 2017
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$56.9	$54.4
Restricted cash	62.1	62.4
Accounts receivable	458.0	472.1
Other current assets	61.0	113.3
Total current assets	638.0	702.2
Property and equipment, net	1,591.0	1,517.1
Goodwill	2,081.1	1,972.6
Intangible assets, net	443.2	403.1
Deferred income tax assets	82.6	63.6
Other long-term assets	296.0	235.1
Total assets	$5,131.9	$4,893.7
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$37.1	$32.3
Accounts payable	86.0	78.4
Accrued expenses and other current liabilities	486.5	406.8
Total current liabilities	609.6	517.5
Long-term debt, net of current portion	2,503.9	2,545.4
Other long-term liabilities	198.2	185.3
	3,311.7	3,248.2
Commitments and contingencies
Redeemable noncontrolling interests	236.5	220.9
Shareholders’ equity:
Encompass Health shareholders’ equity	1,318.5	1,181.7
Noncontrolling interests	265.2	242.9
Total shareholders’ equity	1,583.7	1,424.6
Total liabilities and shareholders’ equity	$5,131.9	$4,893.7

7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(In Millions)
Cash flows from operating activities:
Net income	$327.7	$248.9
Loss from discontinued operations, net of tax	0.4	0.2
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	146.8	137.2
Loss on early extinguishment of debt	—	10.7
Equity in net income of nonconsolidated affiliates	(6.4)	(6.2)
Stock-based compensation	65.6	37.9
Deferred tax (benefit) expense	(8.0)	51.3
Other, net	11.5	16.4
Change in assets and liabilities, net of acquisitions—
Accounts receivable	12.3	(11.5)
Other assets	15.3	(7.4)
Accounts payable	—	6.1
Accrued payroll	(6.7)	3.1
Accrued interest payable	8.2	7.3
Other liabilities	18.0	13.6
Net cash used in operating activities of discontinued operations	(0.7)	(0.7)
Total adjustments	255.9	257.8
Net cash provided by operating activities	584.0	506.9
Cash flows from investing activities:
Purchases of property and equipment	(171.5)	(155.7)
Additions to capitalized software costs	(13.2)	(14.6)
Acquisitions of businesses, net of cash acquired	(135.8)	(36.6)
Other, net	(5.8)	7.6
Net cash used in investing activities	(326.3)	(199.3)

(Continued)	8

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(In Millions)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(16.1)	(125.4)
Borrowings on revolving credit facility	285.0	241.3
Payments on revolving credit facility	(315.0)	(255.3)
Repurchases of common stock, including fees and expenses	—	(38.1)
Dividends paid on common stock	(74.4)	(67.0)
Purchase of equity interests in consolidated affiliates	(65.1)	—
Proceeds from exercising stock warrants	—	26.6
Distributions paid to noncontrolling interests of consolidated affiliates	(56.5)	(38.3)
Taxes paid on behalf of employees for shares withheld	(8.3)	(19.8)
Other, net	(3.1)	5.4
Net cash used in financing activities	(253.5)	(270.6)
Increase in cash, cash equivalents, and restricted cash	4.2	37.0
Cash, cash equivalents, and restricted cash at beginning of period	116.8	101.4
Cash, cash equivalents, and restricted cash at end of period	$121.0	$138.4

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$54.4	$40.5
Restricted cash at beginning of period	62.4	60.9
Cash, cash equivalents, and restricted cash at beginning of period	$116.8	$101.4

Cash and cash equivalents at end of period	$56.9	$67.6
Restricted cash at end of period	62.1	70.8
Restricted cash included in other long-term assets at end of period	2.0	—
Cash, cash equivalents, and restricted cash at end of period	$121.0	$138.4

Supplemental schedule of noncash financing activity:
Conversion of convertible debt	$—	$319.4

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$224.3	$204.6	$679.2	$614.9
Depreciation and amortization	(51.2)	(46.2)	(146.8)	(137.2)
Interest expense and amortization of debt discounts and fees	(37.3)	(36.8)	(110.6)	(118.5)
Stock-based compensation expense	(18.1)	(9.2)	(65.6)	(37.9)
Noncash gain (loss) on disposal of assets	1.0	(3.0)	(2.2)	(3.3)
	118.7	109.4	354.0	318.0
Certain items non-indicative of ongoing operating performance:
Loss on early extinguishment of debt	—	(0.3)	—	(10.7)
Transaction costs	—	—	(1.0)	—
SARs mark-to-market impact on noncontrolling interests	0.3	—	2.2	—
Change in fair market value of equity securities	(0.1)	—	(1.1)	—
Pre-tax income	118.9	109.1	354.1	307.3
Income tax expense	(30.2)	(43.1)	(89.5)	(111.4)
Income from continuing operations (1)	$88.7	$66.0	$264.6	$195.9

Basic shares	98.0	97.8	97.9	92.3
Diluted shares	100.0	99.0	99.7	99.1

Basic earnings per share (1)	$0.90	$0.67	$2.69	$2.11
Diluted earnings per share (1)	$0.89	$0.67	$2.65	$2.08

(1)	Income from continuing operations attributable to Encompass Health

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q3		9 Months
	2018	2017	2018	2017

Earnings per share, as reported	$0.89	$0.67	$2.65	$2.08
Adjustments, net of tax:
Mark-to-market adjustments for stock appreciation rights	0.03	(0.01)	0.18	0.08
Transaction costs	—	—	0.01	—
Change in fair market value of equity securities	—	—	0.01	—
Income tax adjustments	(0.01)	—	(0.01)	(0.10)
Adjusted earnings per share(1)	$0.91	$0.66	$2.83	$2.07

(1)	Adjusted EPS may not sum due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2018
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$224.3	$—	$—	$—	$224.3
Depreciation and amortization	(51.2)	—	—	—	(51.2)
Interest expense and amortization of debt discounts and fees	(37.3)	—	—	—	(37.3)
Stock-based compensation	(18.1)	4.2	—	—	(13.9)
Gain on disposal of assets	1.0	—	—	—	1.0
SARs mark-to-market impact on noncontrolling interests	0.3	(0.3)	—	—	—
Change in fair market value of equity securities	(0.1)	—	—	0.1	—
Income from continuing operations before income tax expense	118.9	3.9	—	0.1	122.9
Provision for income tax expense	(30.2)	(1.1)	(0.7)	—	(32.0)
Income from continuing operations attributable to Encompass Health	$88.7	$2.8	$(0.7)	$0.1	$90.9
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—				—
Numerator for diluted earnings per share	$88.7				$90.9

Diluted earnings per share from continuing operations(2)	$0.89	$0.03	$(0.01)	$—	$0.91
Diluted shares used in calculation	100.0

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Income Tax Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$204.6	$—	$—	$—	$204.6
Depreciation and amortization	(46.2)	—	—	—	(46.2)
Loss on early extinguishment of debt	(0.3)	—	0.3	—	—
Interest expense and amortization of debt discounts and fees	(36.8)	—	—	—	(36.8)
Stock-based compensation	(9.2)	(1.0)	—	—	(10.2)
Loss on disposal of assets	(3.0)	—	—	—	(3.0)
Income from continuing operations before income tax expense	109.1	(1.0)	0.3	—	108.4
Provision for income tax expense	(43.1)	0.4	(0.1)	(0.4)	(43.2)
Income from continuing operations attributable to Encompass Health	$66.0	$(0.6)	$0.2	$(0.4)	$65.2
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—				—
Numerator for diluted earnings per share	$66.0				$65.2
Diluted earnings per share from continuing operations, as reported(2)	$0.67	$(0.01)	$—	$—	$0.66
Diluted shares used in calculation	99.0

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2018
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$679.2	$—	$—	$—	$—	$679.2
Depreciation and amortization	(146.8)	—	—	—	—	(146.8)
Interest expense and amortization of debt discounts and fees	(110.6)	—	—	—	—	(110.6)
Stock-based compensation	(65.6)	26.6	—	—	—	(39.0)
Loss on disposal of assets	(2.2)	—	—	—	—	(2.2)
Transaction costs	(1.0)	—	—	1.0	—	—
SARs mark-to-market impact on noncontrolling interests	2.2	(2.2)	—	—	—	—
Change in fair market value of equity securities	(1.1)	—	—	—	1.1	—
Income from continuing operations before income tax expense	354.1	24.4	—	1.0	1.1	380.6
Provision for income tax expense	(89.5)	(6.8)	(1.4)	(0.3)	(0.3)	(98.3)
Income from continuing operations attributable to Encompass Health	$264.6	$17.6	$(1.4)	$0.7	$0.8	$282.3
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—					—
Numerator for diluted earnings per share	$264.6					$282.3

Diluted earnings per share from continuing operations, as reported(2)	$2.65	$0.18	$(0.01)	$0.01	$0.01	$2.83
Diluted shares used in calculation	99.7

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Loss on Early Extinguishment of Debt	Income Tax Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$614.9	$—	$—	$—	$614.9
Depreciation and amortization	(137.2)	—	—	—	(137.2)
Loss on early extinguishment of debt	(10.7)	—	0.3	—	(10.4)
Interest expense and amortization of debt discounts and fees	(118.5)	—	—	—	(118.5)
Stock-based compensation	(37.9)	13.9	—	—	(24.0)
Loss on disposal of assets	(3.3)	—	—	—	(3.3)
Income from continuing operations before income tax expense	307.3	13.9	0.3	—	321.5
Provision for income tax expense	(111.4)	(5.6)	(0.1)	(10.4)	(127.5)
Income from continuing operations attributable to Encompass Health	$195.9	$8.3	$0.2	$(10.4)	$194.0
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	10.8				10.8
Numerator for diluted earnings per share	$206.7				$204.8

Diluted earnings per share from continuing operations(2)	$2.08	$0.08	$—	$(0.10)	$2.07
Diluted shares used in calculation	99.1

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

15

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In Millions)
Net income	$109.3	$85.1	$327.7	$248.9
Loss from discontinued operations, net of tax, attributable to Encompass Health	0.1	0.1	0.4	0.2
Net income attributable to noncontrolling interests	(20.7)	(19.2)	(63.5)	(53.2)
Provision for income tax expense	30.2	43.1	89.5	111.4
Interest expense and amortization of debt discounts and fees	37.3	36.8	110.6	118.5
Depreciation and amortization	51.2	46.2	146.8	137.2
Loss on early extinguishment of debt	—	0.3	—	10.7
Net noncash (gain) loss on disposal of assets	(1.0)	3.0	2.2	3.3
Stock-based compensation expense	18.1	9.2	65.6	37.9
Transaction costs	—	—	1.0	—
SARs mark-to-market impact on noncontrolling interests	(0.3)	—	(2.2)	—
Change in fair market value of equity securities	0.1	—	1.1	—
Adjusted EBITDA	$224.3	$204.6	$679.2	$614.9
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31, 2017
	2018	2017	2018	2017
	(In Millions)
Total segment Adjusted EBITDA	$256.1	$235.1	$778.5	$705.6	$947.1
General and administrative expenses	(49.9)	(39.7)	(165.9)	(128.6)	(171.7)
Depreciation and amortization	(51.2)	(46.2)	(146.8)	(137.2)	(183.8)
Gain (loss) on disposal of assets	1.0	(3.0)	(2.2)	(3.3)	(4.6)
Loss on early extinguishment of debt	—	(0.3)	—	(10.7)	(10.7)
Interest expense and amortization of debt discounts and fees	(37.3)	(36.8)	(110.6)	(118.5)	(154.4)
Net income attributable to noncontrolling interests	20.7	19.2	63.5	53.2	79.1
SARs mark-to-market impact on noncontrolling interests	0.3	—	2.2	—	—
Change in fair market value of equity securities	(0.1)	—	(1.1)	—	—
Tax reform impact on noncontrolling interests	—	—	—	—	(4.6)
Income from continuing operations before income tax expense	$139.6	$128.3	$417.6	$360.5	$496.4

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,

	2018	2017	2018	2017	2017	2016
	(In Millions)
Net cash provided by operating activities	$198.5	$174.9	$584.0	$506.9	$658.3	$640.2
Professional fees—accounting, tax, and legal	—	—	—	—	—	1.9
Interest expense and amortization of debt discounts and fees	37.3	36.8	110.6	118.5	154.4	172.1
Equity in net income of nonconsolidated affiliates	2.1	2.1	6.4	6.2	8.0	9.8
Net income attributable to noncontrolling interests in continuing operations	(20.7)	(19.2)	(63.5)	(53.2)	(79.1)	(70.5)
Amortization of debt-related items	(1.0)	(1.0)	(3.0)	(7.7)	(8.7)	(13.8)
Distributions from nonconsolidated affiliates	(2.0)	(2.2)	(5.5)	(6.6)	(8.6)	(8.5)
Current portion of income tax expense	34.6	36.0	97.5	60.1	85.0	31.0
Change in assets and liabilities	(24.8)	(23.5)	(47.1)	(11.2)	7.4	30.1
Tax reform impact on noncontrolling interests	—	—	—	—	4.6	—
Cash used in operating activities of discontinued operations	0.1	0.1	0.7	0.7	0.6	0.7
Transaction costs	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests	(0.3)	—	(2.2)	—	—	—
Change in fair market value of equity securities	0.1	—	1.1	—	—	—
Other	0.4	0.6	(0.8)	1.2	1.2	0.6
Consolidated Adjusted EBITDA	$224.3	$204.6	$679.2	$614.9	$823.1	$793.6

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2018	2017	2018	2017
	(In Millions)
Net cash provided by operating activities	$198.5	$174.9	$584.0	$506.9
Impact of discontinued operations	0.1	0.1	0.7	0.7
Net cash provided by operating activities of continuing operations	198.6	175.0	584.7	507.6
Capital expenditures for maintenance	(33.2)	(37.6)	(105.3)	(92.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(21.3)	(14.2)	(56.5)	(38.3)
Items non-indicative of ongoing operations:
Transaction costs and related assumed liabilities	(0.7)	—	(2.4)	—
Cash paid for SARs exercise	—	—	4.3	—
Adjusted free cash flow	$143.4	$123.2	$424.8	$377.2
For the three months ended September 30, 2018, net cash used in investing activities was $65.3 million and primarily resulted from capital expenditures. Net cash provided by financing activities during the three months ended September 30, 2018 was $137.0 million and primarily resulted from net debt payments, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the three months ended September 30, 2017, net cash used in investing activities was $79.8 million and primarily resulted from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the three months ended September 30, 2017 was $100.8 million and primarily resulted from net debt payments, cash dividends paid on common stock, repurchases of common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the nine months ended September 30, 2018, net cash used in investing activities was $326.3 million and primarily resulted from capital expenditures and the acquisition of Camellia Healthcare. Net cash used in financing activities during the nine months ended September 30, 2018 was $253.5 million and primarily resulted from cash dividends paid on common stock, purchasing one-third of the Rollover Shares held by members of the home health and hospice management team, net debt payments, and distributions paid to noncontrolling interests of consolidated affiliates.
For the nine months ended September 30, 2017, net cash used in investing activities was $199.3 million and primarily resulted from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the nine months ended September 30, 2017 was $270.6 million and primarily resulted from net debt payments, cash dividends paid on common stock, distributions paid to noncontrolling interests of consolidated affiliates, and repurchases of common stock.

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, and anticipated acquisitions, are forward-looking statements. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the home health groupings model and other payment system reforms); competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase to the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims and Encompass Health's ability to predict the estimated costs related to such claims; the impact of the ongoing rebranding and name change initiative on existing operations, including the ability to maintain or grow patient referrals as well as the associated costs of rebranding; and other factors which may be identified from time to time in Encompass

19

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2017 and Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, when filed.

20